Exhibit 99.1

STATS and ChipPAC Announce Special Meeting Dates

July 2, 2004 – ST Assembly Test Services Ltd (“STATS” – Nasdaq: STTS and SGX: ST Assembly) and ChipPAC, Inc. (“ChipPAC” – Nasdaq: CHPC) today announced the dates of their respective meetings of shareholders to vote on proposals related to the merger involving the two companies.

The extraordinary general meeting of STATS shareholders will take place on Wednesday, August 4, 2004 at 10:00 a.m., Singapore time, at 10 Ang Mo Kio Street 65, #04-18/20 Techpoint, Singapore 569059. At the STATS extraordinary meeting, STATS shareholders will vote on proposals to approve the issuance of the new STATS shares that will be issued to ChipPAC stockholders in connection with the merger and other matters related to the proposed merger. Holders of STATS ordinary shares who are registered with The Central Depository (PTE) Limited as of 48 hours before the time set for the STATS extraordinary general meeting shall be entitled to vote at the STATS extraordinary general meeting.

ChipPAC’s board of directors has separately scheduled its special meeting of stockholders on Wednesday, August 4, 2004 at 9:00 a.m., Pacific time, at 47400 Kato Road, Fremont, California 94538 to vote on a proposal to approve and adopt the merger agreement and approve the proposed merger. The ChipPAC board of directors has fixed the close of business on June 16, 2004 as the record date for the determination of ChipPAC stockholders entitled to notice of, and to vote at, the ChipPAC special meeting.

Mailing of the shareholders’ circular to STATS shareholders and the proxy statement/prospectus to ChipPAC stockholders is expected to commence on or about July 7, 2004.

About ST Assembly Test Services Ltd (STATS)

STATS is a leading semiconductor test and assembly service provider to fabless companies, integrated device manufacturers and wafer foundries. With its principal operations in Singapore and global operations in the United States, United Kingdom, Japan, China and Taiwan, STATS offers full back-end turnkey solutions to customers worldwide. STATS’ expertise is in testing mixed-signal semiconductors, which are extensively used in fast growing communications applications, such as data networking, broadband and mobile communications. STATS also offers advanced assembly services and has developed a wide array of traditional and advanced leadframe and laminate based products, including various ball grid array packages to serve some of the world’s technological leaders. STATS was listed on the Nasdaq National Market and The Singapore Exchange in January 2000 and is in the Morgan Stanley Capital International (MSCI) Index and the Straits Times Industrial Index. Further information is available at www.stts.com.

About ChipPAC, Inc.

ChipPAC is a full portfolio provider of semiconductor packaging, design, assembly, test and distribution services. The company is a leader in advanced packaging services that address the needs of semiconductors used in wireless communications, including flip-chip, chip-scale and stacked die technologies. The company combines a history of innovation and service with more than a decade of experience satisfying some of the largest customers in the industry. With advanced process technology capabilities and a global manufacturing presence spanning Korea, China, Malaysia and the United States, ChipPAC has a reputation for providing dependable, high quality packaging solutions. ChipPAC is publicly traded on the Nasdaq National Market under the symbol CHPC. For more information, visit the company’s Web site at www.chippac.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding the proposed merger involving STATS and ChipPAC, are forward-looking statements that involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described in this press release. Factors that could cause actual events or results to differ include the possibility that the merger will not close or that the closing will be delayed; the impact of the proposed merger involving ChipPAC; the ability of STATS and ChipPAC to successfully integrate their operations and employees; general business and economic conditions and the state of the semiconductor industry; demand for end-use applications products such as communications equipment and personal computers; reliance on a small group of principal customers; decisions by customers to discontinue outsourcing of test and assembly services; changes in customer order patterns; rescheduling or canceling of customer orders; changes in product mix; capacity utilization; level of competition; pricing pressures including declines in average selling prices; continued success in technological innovations; delays in acquiring or installing new equipment; shortages in supply of key components; availability of financing; exchange rate fluctuations; litigation and other risks described from time to time in STATS’ filings with the U.S. Securities and Exchange Commission (“SEC”), including STATS’ Annual Report on Form 20-F for the fiscal year ended December 31, 2003, and ChipPAC’s filings with the SEC, including ChipPAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and ChipPAC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. Neither STATS nor ChipPAC undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information About the Proposed Merger and Where to Find It

STATS and ChipPAC have filed with the SEC a preliminary proxy statement/prospectus and other relevant materials in connection with the proposed merger involving STATS and ChipPAC pursuant to the terms of an Agreement and Plan of Merger and Reorganization among STATS, Camelot Merger, Inc., a wholly owned subsidiary of STATS, and ChipPAC. A shareholders’ circular to be issued by STATS will be mailed to the shareholders of STATS and the proxy statement/prospectus will be mailed to the stockholders of ChipPAC, respectively. Investors and security holders of STATS and ChipPAC are urged to read the STATS shareholders’ circular and the ChipPAC proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about STATS, ChipPAC and the proposed merger. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by STATS or ChipPAC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by STATS by contacting STATS Investor Relations in the United States at telephone (408) 586-0608 or email daviesd@statsus.com or in Singapore at telephone +011 (65) 6824-7705 or email angelaine@stats.st.com.sg. Investors and security holders may obtain free copies of the documents filed with the SEC by ChipPAC by contacting ChipPAC Investor Relations, ChipPAC Incorporated, 47400 Kato Road, Fremont, CA 94538, telephone (510) 979-8220 or email ir@chippac.com or David Pasquale at telephone (646) 536-7006 or email dpasquale@theruthgroup.com. Investors and security holders of STATS and ChipPAC are urged to read the STATS shareholders’ circular, the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

STATS, ChipPAC and certain of each of their executive officers and directors may be deemed to be participants in the solicitation of proxies of ChipPAC’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of such persons in the solicitation by reading the proxy statement/prospectus when it becomes available.

CONTACTS for ST Assembly Test Services Ltd:

Elaine Ang, Investor Relations & Corporate Communications

Tel: +011 (65) 6824-7705 or angelaine@stats.st.com.sg

Drew Davies, Director of Investor Relations

Tel: (408) 586-0608 or daviesd@statsus.com

CONTACTS for ChipPAC, Inc.:

David Pasquale, Investor Relations

Tel: (646) 536-7006 or dpasquale@theruthgroup.com

Moon Lee, Investor Relations

Tel: (646) 536-7001 or moonlee@theruthgroup.com